UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2010

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in Its Charter)

OHIO

(State or Other Jurisdiction

of Incorporation)

001-33653	31-0854434
(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center
38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(800) 972-3030

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On May 27, 2010, the Board of Directors of Fifth Third Bancorp (the “Registrant”) elected William Isaac as a Director and appointed him as the Chairman of the Board. The Board of Directors increased the size of the Board to thirteen Directors and appointed Mr. Isaac as a Director to fill the vacancy created by the increase.

Mr. Isaac’s compensation for service as a Director and Chairman of the Board will consist of an annual retainer of $375,000 payable in cash of $125,000 and a grant of restricted stock in the amount of $250,000 with terms similar to the Registrant’s other non-employee directors.

A copy of the related press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press release dated May 28, 2010 relating to the appointment of William Isaac as a Director and Chairman of the Board of Fifth Third Bancorp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP
(Registrant)

May 28, 2010	By:	/s/ KEVIN T. KABAT
Kevin T. Kabat
President and Chief Executive Officer